Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

LENSAR, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, $0.01 par value per share	Rule 457(c)	7,940,446(2)	$4.00(3)	$31,797,516.01	$110.20 per $1,000,000	$3,504.09

Equity	Common stock, $0.01 par value per share	Rule 457(c)	2,183,623(4)	$4.00(3)	$8,744,318.31	$110.20 per $1,000,000	$963.63

Equity	Common stock, $0.01 par value per share	Rule 457(c)	2,183,623(5)	$4.00(3)	$8,744,318.31	$110.20 per $1,000,000	$963.63

Total Offering Amounts					$49,286,152.63		$5,431.35

Total Fee Offsets							—

Net Fee Due							$5,431.35

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of LENSAR, Inc. (the “Company”) that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents an aggregate of 7,940,446 shares of Common Stock issuable upon the conversion Series A Convertible Preferred Stock, par value $0.01 per share.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) of the Securities Act, and based upon the average of the high and low prices of the Company’s shares of Common Stock as reported on the Nasdaq Capital Market on June 21, 2023.

(4)	Represents an aggregate of 2,183,623 shares of Common Stock issuable upon the exercise of Class A Common Stock Purchase Warrants.

(5)	Represents an aggregate of 2,183,623 shares of Common Stock issuable upon the exercise of Class B Common Stock Purchase Warrants.